Real Property Purchase and Sale Agreement
Green Valley, Arizona

This Real Property Purchase and Sale Agreement (this “Agreement”) is made and entered into as of May 20, 2005 (the “Effective Date”), by and between PIONEER HEALTH MANAGEMENT CORPORATION, an Arizona corporation (or its assigns as permitted herein) (“Buyer”), and EMERITUS CORPORATION, a Washington corporation (“Seller”).

Seller is the owner of certain property in Pima County, Arizona. Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property (as hereinafter defined) on the terms and conditions set forth below.

In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE I.    PROPERTY

Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, the obligations of each of them subject to the terms and conditions set forth herein, the following:

1.1  Land. That certain parcel of unimproved real property more particularly described on Exhibit A hereto (the “Land”).

1.2  Appurtenances. All rights, privileges and easements, including without limitation all minerals, oil, gas and other hydrocarbon substances on and under the Land, all development rights, air rights, water rights and all easements, rights-of-way, preliminary plat approvals, permits, licenses and other rights appurtenant to or used in connection with the Land (collectively, the “Appurtenances”).

The items described in Sections 1.1 and 1.2 are herein collectively referred to as the “Property.”

ARTICLE II.    PURCHASE PRICE

2.1  Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be Five Hundred Twenty-Four Thousand Dollars ($524,000), subject to adjustments, if any, as provided for under this Agreement. The Purchase Price shall be paid by Buyer in good and immediately available United States funds on the Closing Date (as defined below).

2.2  Escrow Holder. Chicago Title Insurance Company, 3400 Bank of America Tower, 701 Fifth Avenue, Suite 3400, Seattle, WA 98104, Attn: Scott Smouse, Phone No.:

206.628.5693, Fax No.: 206.628.9737 (“Escrow Holder” in its capacity as escrow holder and “Title Company” in its capacity as title insurer) has been designated as Escrow Holder hereunder by mutual agreement of Seller and Buyer. Promptly upon receipt of a fully executed copy of this Agreement, Escrow Holder shall open a closing escrow in accordance with the terms of this Agreement.

2.3  Earnest Money. Not later than two business days following the Effective Date, Buyer shall deposit with Escrow Holder a cash earnest money deposit in the amount of $5,000 (the “Earnest Money”). At the Closing, the Earnest Money shall be credited against the Purchase Price. In the event this transaction fails to close as a result of Seller’s default, the failure of any condition precedent to Buyer’s obligations, or any reason other than Buyer’s default, the Earnest Money shall be returned to Buyer. In the event this transaction fails to close as a result of Buyer’s default, Escrow Holder shall deliver the Earnest Money to Seller and retention of the Earnest Money by Seller shall be Seller’s sole and exclusive remedy for Buyer’s failure to close. Escrow Agent shall deposit the Earnest Money in an interest-bearing account at a financial institution approved by Buyer and Seller, with all interest accruing thereon becoming a part of the Earnest Money.

ARTICLE III.    TITLE

3.1  Review of Title. Within ten business days after the Effective Date, Seller shall provide Buyer with a preliminary commitment for title insurance for the Property issued by the Title Company, together with complete and legible copies of all exceptions and encumbrances noted thereon (the “Preliminary Commitment”) and a copy of the most recent survey of the Property in Seller’s possession (the “Survey”). Buyer shall have thirty days after the receipt of the Preliminary Commitment to advise Seller in writing of any encumbrances, restrictions, easements or other matters in the Preliminary Commitment or Survey (collectively, “Exceptions”) to which Buyer objects. All Exceptions to which Buyer does not object in writing within the thirty-day period shall be deemed accepted by Buyer.

If Buyer objects to any Exceptions within the thirty-day period, Seller shall advise Buyer in writing within five business days after receipt of Buyer’s written objections: (a) which Exceptions Seller will remove at Closing, (b) which Exceptions the Title Company has agreed to insure around in the title policy to be issued at Closing (together with the proposed form of endorsement), and (c) which Exceptions will not be removed by Seller or insured around by Title Company.

Buyer’s failure to terminate this Agreement prior to the expiration of the Inspection Period shall be deemed an acceptance of the condition of title, subject to Seller’s removal of those exceptions that Seller agrees to remove pursuant to this Section.

The term “Permitted Exceptions” as used hereafter means: (a) the Exceptions accepted or deemed accepted by Buyer as provided above; and (b) the lien of real estate taxes for the current calendar year, which shall be prorated to the Closing Date as provided in Section 7.5.

3.2  Title Insurance. Seller shall cause Title Company to deliver to Buyer at Closing an ALTA Standard (or, at Buyer’s request, Extended) Coverage Owner’s Policy of title insurance issued by Title Company in the amount of the Purchase Price, dated the date of Closing, insuring Buyer’s title subject to no exceptions other than the standard printed exceptions and the Permitted Exceptions (the “Title Policy”). Buyer shall be responsible for payment of the additional premium if it requests an extended coverage policy). The Title Policy shall contain, at Buyer’s sole expense, such endorsements as Buyer may specify.

3.3  Conveyance of the Property. At Closing Seller shall convey to Buyer fee simple title to the Property by execution and delivery of a special warranty deed to the Property in the form of Exhibit B hereto (the “Deed”), with such modifications to its form as may be required to comply with Arizona law, subject only to the Permitted Exceptions.

ARTICLE IV.    INSPECTION OF DOCUMENTS AND
EVALUATION OF THE PROPERTY

Seller shall provide to Buyer for inspection and copying within five business days following Effective Date, or such other time as provided herein, the originals or copies of the following (the “Due Diligence Materials”):

4.1  Preliminary Commitment. The Preliminary Commitment for title insurance referenced in Section 3.1.

4.2  Survey. Any prior surveys in Seller’s possession.

4.3  Approvals. All preliminary plat plans, surveys, reports, traffic studies, consultant studies, utility studies or correspondence, and all applications for governmental approvals, permits or licenses, including any zoning variances or special use permits, if any, and applications related thereto.

4.4  Environmental Reports. All studies and reports in Seller’s possession relating to the environmental condition of the Property and all correspondence or claims from any person or entity related thereto.

4.5  Other Matters. Any other document or matter in Seller’s possession reasonably requested by Buyer that relates to the Property.

The term “Seller’s possession” as used above means in Seller’s physical possession, in the possession of Seller’s property manager, or otherwise readily available to Seller without cost other than copying and delivery charges.

Buyer shall have until 5:00 p.m. Seattle, Washington, time on the date that is sixty days after the Effective Date to inspect the Property and to review and approve the Due Diligence Materials (the “Inspection Period”), except the procedure and time period set forth in Section 3.1 shall apply to approval of the Preliminary Commitment and the Exceptions thereto.

During the Inspection Period, Buyer at its sole expense may, subject to the terms of this Agreement, inspect the Property’s physical condition, verify to its satisfaction the financial information provided to it and conduct any environmental or other inspections as it deems appropriate, including (but not limited to) geotechnical or soil borings. Buyer shall have the right to enter upon the Property only in accordance with the following terms and conditions:

(a)  This Agreement has not been terminated;

(b)  Any entry upon the Property shall be only for the purpose of inspections, studies and surveys upon prior written notice to Seller;

(c)  Following any testing or inspections, Buyer shall, at its own expense, restore the Property to its condition immediately prior to such testing or inspections; and

(d)  Buyer shall indemnify, defend and hold Seller harmless from any claims, liens, causes of action, or obligations by persons or entities not a party to this Agreement that arise out of or are in any way related to Buyer’s activities on the Property prior to Closing, including without limitation Seller’s costs, expenses and attorney’s fees, except: (i) to the extent such claims arise out of Seller’s negligence or (ii) the discovery and reporting as required by law of any hazardous or environmental condition on the Property. Notwithstanding anything to the contrary herein, this indemnity shall survive termination of this Agreement.

If Buyer is not satisfied in its sole discretion with the results of its inspection of all of the foregoing, Buyer may terminate this Agreement by delivering written notice of such termination to Seller at any time prior to expiration of the Inspection Period (the “Termination Notice”). If Buyer fails to deliver the Termination Notice prior to expiration of the Inspection Period, then the Inspection Period contingency will be deemed waived and this Agreement shall continue in full force and effect in accordance with its terms. If Buyer timely delivers the Termination Notice, then this Agreement will terminate, Buyer shall promptly return to Seller the Due Diligence Materials and copies of any third-party reports concerning the Property prepared on Buyer’s behalf (the “Reports”), the Earnest Money shall be returned to Buyer promptly after Buyer’s return of the Due Diligence Materials, and the parties shall have no further obligations hereunder except for those obligations that expressly survive the termination of this Agreement.

ARTICLE V.    CONDITIONS PRECEDENT TO CLOSING

Buyer’s obligations under this Agreement are expressly conditioned on, and subject to satisfaction of, the following conditions precedent:

5.1  Performance by Seller. Seller shall have timely performed all material obligations required by this Agreement to be performed by it.

5.2  Title Policy. Title Company shall be ready, willing, and able to issue the Title Policy.

5.3  Representations and Warranties True. Seller’s representations and warranties contained herein shall be true and correct in all material respects.

The conditions set forth in Sections 5.1 through 5.3 above are intended solely for Buyer’s benefit. If any of the foregoing conditions are not satisfied as of the Closing Date, Buyer shall have the right at its sole election either to waive the condition in question and proceed with the purchase or, in the alternative, to terminate this Agreement, whereupon this Agreement shall terminate, Buyer shall return to Seller the Due Diligence Materials and copies of the Reports, the Earnest Money shall be returned to Buyer promptly after Buyer’s delivery to Seller of such materials, and the parties shall have no further obligations hereunder except for those obligations that expressly survive termination of this Agreement.

Seller’s obligations under this Agreement are expressly conditioned on, and subject to satisfaction of, the following conditions precedent:

5.4  Performance by Buyer. Buyer shall have timely performed all obligations required by this Agreement to be performed by it.

5.5  Representations and Warranties True. Buyer’s representations and warranties contained herein shall be true and correct in all material respects.

5.6  Board Approval. Seller shall have secured the approval of its Board of Directors of the transaction provided for herein; provided, however, in the event Seller has not advised Buyer prior to the end of the Inspection Period that this condition has not been satisfied, it shall be deemed to have been satisfied and waived by Seller.

The conditions set forth in Sections 5.4 through 5.6 above are intended solely for Seller’s benefit. If any of the foregoing conditions are not satisfied as of the Closing Date, Seller shall have the right at its sole election either to waive the condition in question and proceed with the sale or, in the alternative, to terminate this Agreement. No such termination, however, shall waive Seller’s right to retain the Earnest Money if Buyer is then in default under this Agreement.

ARTICLE VI.    OPERATIONS PENDING CLOSING

6.1  Operations Pending Closing. At all times prior to the Closing or the sooner termination of this Agreement, Seller agrees to maintain the Property free from waste and neglect, in accordance with applicable law and consistent with its past management practices.

6.2  Condition of Title. At all times prior to the Closing or sooner termination of this Agreement, Seller agrees with respect to all or any portion of the Property: (a) not to further mortgage, encumber, or otherwise change the Permitted Exceptions; (b) not to enter into any written or oral contracts or agreements that would be binding on Buyer after Closing without the prior written consent of Buyer; and (c) not to enter into any contracts or agreements to sell or otherwise transfer the Property.

ARTICLE VII.    CLOSING AND ESCROW

7.1  Closing. The Closing hereunder (the “Closing”) shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the Title Company’s offices on the date (the “Closing Date”) that is fifteen days after the earlier of (a) the expiration of the Inspection Period or (b) Buyer’s delivery to Seller of a written notice waiving the Inspection Period contingency.

7.2  Delivery by Seller. On or before the Closing Date, Seller shall deposit with Escrow Holder the following:

(a)  The duly executed and acknowledged Deed ready for recordation on the Closing Date;

(b)  Affidavit executed by Seller in the form of Exhibit C hereto (the “FIRPTA Affidavit”); and

(c)  Any reconveyance documents required to eliminate of record any existing deeds of trust and other security documents that are a lien on the Property and any customary affidavits or certifications required by Title Company to issue the Title Policy.

7.3  Delivery by Buyer. On or before the Closing Date Buyer shall deposit with Escrow Holder the Purchase Price (as adjusted pursuant to Sections 7.5 and 7.6).

7.4  Title Policy; Other Instruments. Seller shall cause the Title Company to issue the Title Policy at Closing or as soon thereafter as practicable. Seller and Buyer shall each deposit such other instruments as are reasonably required by Escrow Holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

7.5  Prorations. All revenues and all expenses of the Property, including but not limited to, real property taxes, drainage district service charges, water, sewer and utility charges, and other expenses normal to the operation and maintenance of the Property, but excluding insurance premiums, shall be prorated as of 11:59 p.m. on the Closing Date. Real property tax prorations will be on the basis of taxes paid or payable in the year of Closing. Utility deposits shall be credited to Seller.

7.6  Closing Costs and Expenses. Buyer and Seller shall each pay their own attorneys’ fees and expenses to perform their obligations hereunder in addition to the following:

(a)  Seller shall pay:

(i)  The owner’s standard coverage portion of the premium for the Title Policy;

(ii)  All real estate excise taxes, and other transfer taxes applicable to the transfer of the Property, if any; and

(iii)  One-half of the fees for the Escrow Holder.

(b)  Buyer shall pay:

(i)  One-half of the fees for the Escrow Holder;

(ii)  All costs and expenses of Buyer’s consultants and investigations during the Inspection Period;

(iii)  The premium differential between owner’s standard coverage and owner’s extended coverage for the Title Policy plus the cost of all endorsements requested by Buyer;

(iv)  All costs of the new survey (or updates to the existing Survey) of the Property and all costs, if any, of any required replatting or subdivision of the Property; and

(v)  All recording costs for the Deed.

7.7  Closing Statements. The prorations shall be made on the basis of a written closing statement submitted by Escrow Holder to Buyer and Seller prior to the Closing Date and approved by Buyer and Seller, which approval shall not unreasonably be withheld. In the event any prorations or apportionments made hereunder shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item that cannot be prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and re-prorated between Buyer and Seller when the information is available. Notwithstanding the foregoing, any adjustments or re-prorations shall be made, if at all, within one hundred eighty days after the Closing Date.

7.8  Delivery Outside of Escrow. Seller shall deliver to Buyer at Closing outside of the Closing escrow the originals of the Due Diligence Materials, copies of all books and records of Seller used in the operation and permitting of the Property, and such other records and items related to the Property as reasonably requested by Buyer.

ARTICLE VIII.    REPRESENTATIONS AND WARRANTIES

Seller and Buyer make the following representations and warranties:

8.1  Seller’s Representations. Seller represents and warrants to Buyer as of the Effective Date:

(a)  Litigation. There is no claim, litigation, or proceeding pending against Seller, or to Seller’s current actual knowledge threatened against Seller, relating to the Property or the transactions contemplated by this Agreement.

(b)  No Prior Options, Sales or Assignments. Seller has not granted any options nor obligated itself in any manner whatsoever to sell the Property or any portion thereof to any party other than Buyer.

(c)  Special Assessments. Seller has not been notified during Seller’s ownership of the Property of contemplated improvements to the Property or the area surrounding the Property that would result in the assessment of a special improvement or similar lien against the Property.

(d)  Existing Agreements. Seller has entered into no contracts, agreements or understandings (whether written or oral) relating to the Property that will be binding on Buyer after Closing, except for the Permitted Exceptions.

(e)  Environmental Compliance. During its ownership of the Property, Seller has not caused or permitted the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances. Seller has no current actual knowledge of any Hazardous Substances on or adjacent to the Property. For the purposes hereof, “Hazardous Substances” shall mean petroleum and petroleum derivatives and products, and any substance, chemical, waste or other material that is listed, defined or otherwise identified as “hazardous” or “toxic” under any federal, state or local ordinance or law or any administrative agency rule or determination.

(f)  Authority. Seller is a Washington corporation duly organized and validly existing under the laws of the State of Washington. This Agreement and all documents to be executed by Seller at Closing have been or will be duly authorized, executed, and delivered by Seller and are binding on and enforceable against Seller in accordance with their terms, subject to the terms of Section 5.6 above.

The representations and warranties herein that are based upon the current actual knowledge of Seller are based upon the current actual knowledge of William M. Shorten, who is Seller’s Director of Real Estate Finance, without any imputation of knowledge as a result of agency or constructive knowledge principles, and without any obligation on Seller’s part to undertake any investigation or take any affirmative action to acquire any knowledge.

Seller’s representations and warranties, except those set forth in (g) above, shall survive Closing for a period of six months and shall terminate as of the end of such period except to the extent that Buyer advises Seller in writing of an alleged breach thereof prior to such termination date. Subject to the foregoing, Seller hereby agrees to defend, protect, indemnify and hold Buyer harmless from and against any and all loss, damage, liability or expense, including attorneys’ fees and costs, Buyer may suffer as a result of (y) any breach of or inaccuracy in the foregoing representations and warranties and (z) any claim by any person or party for personal injury

(including death) or damage to property arising out of facts and circumstances occurring (or alleged to have occurred) prior to the Closing.

BUYER IS PURCHASING THE PROPERTY “AS IS WHERE IS” IN ITS PRESENT CONDITION. BUYER HAS THE OPPORTUNITY TO INSPECT THE PROPERTY AND DOCUMENTATION IN SELLER’S POSSESSION AS PROVIDED IN THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH ABOVE AND THE SPECIAL WARRANTY OF TITLE TO BE SET FORTH IN THE DEED, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO, AND SHALL HAVE NO LIABILITY FOR: (a) THE PROPERTY’S CONDITION OR ITS SUITABILITY FOR HABITATION OR FOR BUYER’S INTENDED USE; (b) ANY APPLICABLE BUILDING, ZONING, OR FIRE LAWS OR REGULATIONS OR WITH RESPECT TO COMPLIANCE THEREWITH OR WITH RESPECT TO THE EXISTENCE OF OR COMPLIANCE WITH ANY REQUIRED PERMITS, IF ANY, OF ANY GOVERNMENTAL AGENCY; (c) THE AVAILABILITY OR EXISTENCE OF ANY WATER, SEWER, OR UTILITIES, ANY RIGHTS THERETO, OR ANY WATER, SEWER OR UTILITY DISTRICTS; (d) ACCESS TO ANY PUBLIC OR PRIVATE SANITARY SEWER OR DRAINAGE SYSTEM; OR (e) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES AT THE PROPERTY, INCLUDING WITHOUT LIMITATION ASBESTOS OR UREA-FORMALDEHYDE, OR THE PRESENCE OF ANY ENVIRONMENTALLY HAZARDOUS WASTES OR MATERIALS ON OR UNDER THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER SHALL HAVE NO LIABILITY WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER COMMON LAW, OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION, INCLUDING BUT NOT LIMITED TO THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 AS AMENDED, 42 U.S.C.A. SECTIONS 9601 ET SEQ., OR ANY SIMILAR APPLICABLE STATE STATUTE, AND BUYER HEREBY RELEASES AND WAIVES ANY AND ALL CLAIMS THAT BUYER HAS OR MAY HAVE AGAINST SELLER WITH RESPECT TO THE PROPERTY’S CONDITION. BUYER ACKNOWLEDGES THAT IT IS GIVEN THE OPPORTUNITY UNDER THIS AGREEMENT TO FULLY INSPECT THE PROPERTY AND BUYER ASSUMES THE RESPONSIBILITY AND RISKS OF ALL DEFECTS AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUCH DEFECTS AND CONDITIONS, IF ANY, THAT CANNOT BE OBSERVED BY CASUAL INSPECTION. THIS PARAGRAPH SHALL SURVIVE CLOSING.

8.2  Buyer’s Representations. Buyer represents and warrants to Seller as of the Closing Date as follows:

(a)  Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

(b)  Authority. This Agreement and all documents to be executed by Buyer at Closing have been duly authorized, executed and delivered by Buyer and are binding on and enforceable against Buyer in accordance with their terms.

Buyer hereby agrees to defend, protect, indemnify and hold Seller harmless from and against any and all loss, damage, liability or expense, including attorneys’ fees and costs, Seller may suffer as a result of (y) any breach of or any inaccuracy in the foregoing representations and warranties and (z) any claim by any person or party for personal injury (including death) or damage to property arising out of facts and circumstances occurring (or alleged to have occurred) on or after the Closing.

ARTICLE IX.    LOSS BY FIRE OR OTHER CASUALTY: CONDEMNATION

In the event that all or any portion of the Property is damaged or destroyed by any casualty or is the subject of a taking or condemnation under the provisions of eminent domain law after the Effective Date but prior to the Closing Date, Buyer may terminate this Agreement and the Earnest Money shall be returned to Buyer promptly after Buyer’s delivery to Seller of the Due Diligence Materials and copies of any Reports. If Buyer does not elect to terminate this Agreement, then Seller shall have no obligation to repair or replace any damage or destruction caused by the foregoing and the Closing shall occur (subject to the terms of this Agreement) and no adjustment shall be made to the Purchase Price, but in the event of a taking, Seller shall assign to Buyer its rights to any condemnation proceeds attributable to such taking of a portion of the Property and shall not make any settlements without Buyer’s prior written approval.

ARTICLE X.    POSSESSION

Possession of the Property shall be delivered to Buyer on the Closing Date.

ARTICLE XI.    DEFAULT; REMEDIES

11.1  Default by Buyer. If Buyer fails, without legal excuse, to complete the purchase of the Property in accordance with the terms of this Agreement (all conditions to Buyer’s obligations having been satisfied or waived) or otherwise defaults hereunder, Seller’s sole and exclusive remedy shall be to retain the Earnest Money as liquidated damages. Buyer expressly agrees that the delivery to and the retention of the Earnest Money by Seller represents a reasonable estimation of the damages in the event of Buyer’s default, that actual damages may be difficult to ascertain and that this provision does not constitute a penalty. The foregoing limitation on Buyer’s liability shall not apply to Buyer’s indemnity obligations under this Agreement or to its obligations to be performed or enforced after Closing.

11.2  Default by Seller. If Seller fails, without legal excuse, to complete the purchase of the Property in accordance with the terms of this Agreement (all conditions to Seller’s obligations having been satisfied or waived) or otherwise defaults hereunder, Buyer may elect, as its sole and exclusive remedy, to either (i) seek specific performance of Seller’s obligations hereunder or (iii) terminate this Agreement and secure the return (promptly after Buyer’s return to Seller of the Due Diligence Materials) of the Earnest Money and any accrued interest thereon, after which neither party shall have any further rights or obligations hereunder except those obligations that expressly survive the termination of this Agreement.

11.3  Attorneys’ Fees. In the event either party brings an action or any other proceeding against the other party to enforce or interpret any of the terms, covenants or conditions hereof, the party substantially prevailing in any such action or proceeding shall be paid all costs and reasonable attorneys’ fees by the other party in such amounts as shall be set by the court, at trial and on appeal.

ARTICLE XII.    MISCELLANEOUS

12.1  Brokers and Finders. Each party represents to the other that no broker or finder has been involved in this transaction except Robert L. Baker of Sonoran Ventures (the “Broker”) whose commission shall be paid in full by Seller pursuant to a separate written agreement, provided, however, this provision shall not create any rights in the Broker or any other third parties. In the event of a claim for broker’s fee, finder’s fee, commission or other similar compensation in connection with this Agreement other than the Broker, Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, hereby agrees to indemnify Seller against any and all damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) that Seller may sustain or incur by reason of such claim. Seller, if such claim is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify Buyer against any and all damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) that Buyer may sustain or incur by reason of such claim. Notwithstanding anything to the contrary herein, the provisions of this Section 12.1 shall survive the termination of this Agreement or the Closing. Buyer hereby discloses to Seller that C.E. Patterson, beneficial owner of Buyer, is a licensed real estate broker.

12.2  Notices. All notices, demands, requests, consents and approvals that may, or are required to, be given by any party to any other party hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by a nationally recognized overnight delivery service, electronically transmitted (with a duplicate sent by another method approved under this paragraph), or if mailed or deposited in the United States mail and sent by registered or certified mail, return receipt requested, postage prepaid to:

To Buyer at: Pioneer Health Management Corporation
1640 School Street
Moraga, CA 94556
Attn: Chip Patterson
Telephone No: 925.631.9100 ext. 206
Facsimile No: 925.871.4046

To Seller at:  Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, WA 98121
Attn: Bill Shorten
Phone Number: 206.301.4511
Fax Number: 206.301.4500

with a copy to:  Foster Pepper & Shefelman PLLC
1111 Third Avenue, Suite 3400
Seattle, WA 98101
Attn: Laura L. McClellan
Phone Number: 206.447.2871
Fax Number: 206.749.1917

or to such other addresses as either party hereto may from time to time designate in writing and deliver in a like manner. All notices shall be deemed complete upon actual receipt or refusal to accept delivery.

12.3  Amendment, Waiver. No modification, termination or amendment of this Agreement may be made except by written agreement. No failure by Seller or Buyer to insist upon the strict performance of any covenant, agreement, or condition of this Agreement or to exercise any right or remedy shall constitute a wavier of any such breach or any other covenant, agreement, term or condition. No waiver shall affect or alter this Agreement, and each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. All the terms, provisions, and conditions of this Agreement shall inure to the benefit of and be enforceable by Seller’s or Buyer’s permitted successors and assigns.

12.4  Survival. All provisions of this Agreement that involve obligations, duties, or rights to be performed after the Closing Date or the recording of the Deed, and all representations, warranties, and indemnifications made in or to be made pursuant to this Agreement shall survive the Closing Date and/or the recording of the Deed to the extent provided herein.

12.5  Captions. The captions of this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement.

12.6  Merger of Prior Agreements. This Agreement and the exhibits hereto constitute the final and complete agreement between the parties with respect to the purchase and sale of the Property and supersede all prior and contemporaneous agreements, letters of intent and understandings between the parties hereto relating to the subject matter of this Agreement.

12.7  No Joint Venture. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other arrangement between Buyer and Seller. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization, or corporation shall have any right or cause of action hereunder.

12.8  Governing Law; Time. This Agreement and the rights of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Washington. “Day” as used herein means a calendar day and “business day” means any day on which commercial banks are generally open for business. Any period of time that would otherwise end on a non-business day shall be extended to the next following business day. Time is of the essence of this Agreement.

12.9  Exhibits. The following exhibits are attached hereto or referenced herein and are incorporated in this Agreement.

EXHIBIT A - Description of the Land
EXHIBIT B - Form of Deed
EXHIBIT C - Form of FIRPTA

12.10  Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such provisions had not been contained herein.

12.11  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. In addition, the parties hereto agree that this Agreement may be delivered either by a party or its counsel by fax machine to the other party or its counsel and that signatures so transmitted constitute original signatures and are binding on the party so signing. Upon request, the parties shall further deliver between themselves actual originally signed copies or counterparts, but such further delivery, or failure thereof, shall not affect the validity or timing of this Agreement. Original signatures may be removed from any counterpart and attached to an identical counterpart for purposes of assembling fully executed originals.

12.12  Assignment. Buyer’s rights under this Agreement are not assignable without Seller’s prior written consent, which shall not unreasonably be withheld, except that Buyer may assign this Agreement without Seller’s consent to any business entity of which Buyer, its principal shareholders, or any entity or entities controlled by Buyer or its principal shareholders is a general partner or managing member. No assignment shall relieve Buyer of its obligations under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

[Remainder of page intentionally left blank; signatures follow]

Signature Page for Real Estate Purchase and Sale Agreement
Green Valley, Arizona

SELLER:	EMERITUS CORPORATION, a Washington corporation

By:
William M. Shorten, Director of Real Estate Finance

BUYER:	PIONEER HEALTH MANAGEMENT CORPORATION, an Arizona corporation

By:
C.E. Patterson, President

50517147.03

EXHIBIT A

Description of the Land

A portion of the San Ignacio de la Canoa Land Grant, Pima County, Arizona, described as follows:

Commencing at the point of intersection of the easterly right of way line of La Canada Drive and the northerly line of Tucson Green Valley Unit No. 1 according to the plat recorded in Book 16 of Maps and Plats at Page 76, records of Pima County, Arizona;

Thence North 84 degrees 13 minutes 03 seconds East, along said Northerly line, a distance of 553.00 feet to the Point of Beginning of the herein described parcel;

Thence continue North 84 degrees 13 minutes 03 seconds East along said Northerly line, a distance of 300.00 feet to the Westerly line of Green Valley Townhouses No. 7 according to the plat recorded in Book 29 of Maps and Plats at Page 7, records of Pima County, Arizona;

Thence North 00 degrees 03 minutes 02 seconds East, along said Westerly line, a distance of 585.00 feet;

Thence South 84 degrees 13 minutes 03 seconds West, 300.00 feet;

Thence South 00 degrees 03 minutes 02 seconds West, 585.00 feet to the Point of Beginning.

EXHIBIT A

EXHIBIT B

Form of Deed

Filed at the request of,
and when recorded return to:

_____________________
_____________________
_____________________
_____________________

SPECIAL WARRANTY DEED

For and in consideration of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, EMERITUS CORPORATION, a Washington corporation (“Grantor”) whose address is 3131 Elliott Avenue, Suite 500, Seattle, WA 98121, does hereby convey and warrant to _____________________________, a ____________________ (“Grantee”), the real property situate in Pima County, Arizona, and described on Exhibit A attached hereto and incorporated herein by this reference, SUBJECT TO the matters set forth on Exhibit B attached hereto and incorporated herein by this reference (the “Permitted Exceptions”).

GRANTOR does hereby bind itself and its successors to warrant and defend the title as against the claims of all persons whomsoever claiming by, through, or under Grantor, but not otherwise, subject to the Permitted Exceptions.

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EXHIBIT B

EXHIBIT C

Form of FIRPTA

FIRPTA CERTIFICATE
(FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT)

ENTITY TRANSFEROR

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ___________________________, a            [TYPE OF ENTITY            ], (the “Transferor”), the undersigned Transferor hereby certifies that:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those items are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor’s U.S. Employer Identification Number is ________________; and

3. Transferor’s office address is:

Transferor understands that this certificate may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Title:

Date: